Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Vincent Rossi, Chief Executive Officer of St. Bernard Software, Inc. (the “Small Business Issuer”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)	the Small Business Issuer’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1034 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.

Dated: April 2, 2007	By:	/s/ VINCENT ROSSI
Vincent Rossi
Chief Executive Officer